Exhibit 99.1

Cover-All Technologies Promotes Senior Management

Manish Shah Named President and Director

FAIRFIELD, NEW JERSEY (November 7, 2008) – Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a leading provider of comprehensive business solutions for the property and casualty insurance industry, announced today that Manish D. Shah has been promoted from Executive Vice President and Chief Technology Officer of the Company to President and Chief Technology Officer, effective as of November 7, 2008.  In addition to his promotion to President, Mr. Shah has also been elected as a member of the Company’s Board of Directors, effective as of November 5, 2008, by the Board.  Mr. Shah assumes the President position from John Roblin, who retains the positions of Chief Executive Officer and Chairman of the Board of Directors of the Company.

John Roblin, Chief Executive Officer and Chairman of the Board, commented: “Manish Shah has worked very hard to acquire knowledge and develop skills that make him a very effective and creative leader.  He is a unique individual with in-depth knowledge of technology, insurance, business and finance.  His leadership in the development of our My Insurance Center™ capabilities leveraged all of this knowledge, and his outstanding contributions to the Company’s operations has earned him the respect of customers, prospects, business leaders and his associates at Cover-All.  He has demonstrated both the vision and ability to execute that are so necessary in his expanded role as President and a director of Cover-All.

“Manish, I and the other significant contributors at Cover-All are excited and enthusiastic about the growth opportunities ahead of us as we continue to leverage the capabilities of My Insurance Center™ to bring outstanding value to our customers and shareholders.”

Manish Shah added: “I am honored and excited about assuming my new role and responsibilities.  I shall be working with John and other members of senior management to develop and execute growth strategies which we look forward to bringing significant benefits for Cover-All’s shareholders, customers and employees.”

Mr. Shah, age 37, has served as the Company’s Executive Vice President and Chief Technology Officer since May 2008 and May 2004, respectively.  Mr. Shah served as the Company’s Director of Technology from December 2002 through May 2004 and served as the Company’s technology consultant from September 2000 through December 2001.  He graduated with Honors from the Columbia University Executive MBA Program in May of 2008.  Prior to joining the Company, Mr. Shah held several technology management positions at various companies such as Andersen Consulting, P&O Nedlloyd and Tata Consultancy Services in different industries for over 10 years.

About Cover-All Technologies Inc.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry – first to deliver PC-based commercial insurance rating and policy issuance software.  Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) and Insurance Policy Database™ (IPD) are trademarks or registered trademarks of Cover-All Technologies Inc.  All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Forward-looking Statements

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 28, 2008, copies of which are available from the SEC or may be obtained upon request from the Company.

For information on Cover-All, contact:
Ann Massey
Chief Financial Officer
973/461-5190
amassey@cover-all.com

Investor Contact:
Hayden Communications, Inc.
Brett Maas, Principal
(646) 536-7331
brett@haydenir.com